EXHIBIT 4.7

                                                                  EXECUTION COPY

                                    REGISTRATION RIGHTS AGREEMENT dated as of October 14, 1999, among CORNELL CORRECTIONS, INC., a Delaware corporation (the "Corporation") and the Investors (as defined herein).


      The Investors own or have the right to acquire Common Stock (as herein defined) of the Corporation. The parties hereto deem it to be in their respective best interests to set forth in this Registration Rights Agreement (the "Agreement") the rights of the Investors in connection with public offerings and sales of the Common Stock.

      NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the Corporation and the Investors hereby agree as follows:


      SECTION 1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

      (a) "Commission" shall mean the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

      (b) "Common Stock" shall mean the Common Stock, par value $.001 per share, of the Corporation or any securities into which such Common Stock shall have been converted.

      (c) "Exchange Act" shall mean the Securities Exchange Act of 1934 or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

      (d) "ING" shall mean ING (U.S.) Capital LLC, a Delaware limited liability company.

      (e) "Investors" shall mean the parties set forth on Schedule I hereto, and shall include any successor to, or assignee or transferee of, any of the Investors who or which agrees in writing to be treated as an Investor and to be bound by the terms and comply with all applicable provisions hereof.

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      (f)  "Major Stockholder" shall mean David M. Cornell.

      (g) "1994 Registration Rights Agreement" shall mean the registration rights agreement identified on Schedule II hereto.

      (h) "1994 Shares" shall mean shares of Common Stock the holders of which have demand or piggyback registration rights pursuant to the 1994 Registration Rights Agreement.

      (i) "Other Shares" shall mean at any time those shares of Common Stock which do not constitute Primary Shares or Registrable Shares.

      (j) "Person" shall mean and include any natural person, company, partnership, joint venture, corporation, business trust, unincorporated organization or governmental authority.

      (k) "Primary Shares" shall mean at any time authorized but unissued shares of Common Stock or shares of Common Stock held by the Corporation in its treasury.

      (l) "Registrable Shares" shall mean the shares of Common Stock held by the Investors which constitute Restricted Shares.

      (m) "Requisite Holders" shall mean the holders of at least 50% of the Restricted Shares held by the Investors at the date of determination voting together as a single class.

      (n) "Restricted Shares" shall mean the Warrants, Warrant Shares and any shares of Common Stock or other securities received in respect thereof, which are held by the Investors and which theretofore have not been sold to the public pursuant to a registration statement under the Securities Act or pursuant to Rule 144.

      (o) "Rule 144" shall mean Rule 144 promulgated under the Securities Act or any successor rule thereto or any complementary rule thereto (such as Rule
144A).

      (p) "Securities Act" shall mean the Securities Act of 1933 or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

      (q) "Transfer" shall include any disposition of any Restricted Shares or of any interest therein which would constitute a sale thereof within the meaning of the Securities Act other than any such disposition pursuant to an effective registration statement under the Securities Act and complying with all applicable state securities and "blue sky" laws.

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      (r) "Warrant" shall mean any warrant issued by the Corporation pursuant to the Warrant Issuance Agreement, and any new warrant or warrants issued by the Corporation upon a transfer, division or combination thereof in accordance with such Warrant Issuance Agreement.

      (s) "Warrant Issuance Agreement" shall mean the Warrant Issuance Agreement dated as of the date hereof, between the Corporation and ING.

      (t) "Warrant Shares" shall mean, as of the date of determination, the securities issued or issuable upon the exercise of the Warrant (whether or not exercised) as of such date. For purposes of this Agreement, prior to the exercise of any Warrant, the Warrant Shares issuable upon such exercise shall be deemed to be held by the holder of such Warrant.

      SECTION 2. REQUIRED REGISTRATION. If on any date prior to the ninth anniversary hereof, the Corporation shall be requested in writing by the Requisite Holders to effect the registration under the Securities Act of Registrable Shares, the Corporation shall promptly notify in writing each Investor who or which is not a signatory to such request and shall promptly thereafter use its best efforts to effect the registration under the Securities Act of the Registrable Shares requested by the Investors (pursuant to such initial request or in response to receiving a copy thereof) to be so registered; PROVIDED, HOWEVER, that the Corporation shall not be obligated to effect any registration under the Securities Act except in accordance with the following provisions:

            (a) the Corporation shall not be obligated to use its best efforts to file and cause to become effective (i) more than one registration statement initiated pursuant to this Section 2 pursuant to which the Registrable Shares included therein have been effectively sold thereunder; PROVIDED, HOWEVER, that any registration proceeding begun pursuant to this
      Section 2 which is subsequently withdrawn at the request of the holders of a majority of the Registrable Shares held by the Investors to be registered shall count towards such one registration statement which the Investors have the right to cause the Corporation to effect pursuant to this Section 2; PROVIDED FURTHER, HOWEVER, that such withdrawn registration shall not be so counted if such withdrawal is based upon material adverse information relating to the Corporation or its condition, business, or prospects which is different from that generally known to the Investors at the time of their request or (ii) any registration statement during any period in which any other registration statement (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms

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      thereto) pursuant to which Primary Shares are to be or were sold has been filed and not withdrawn or has been declared effective within the prior 90 days;

            (b) the Corporation may delay the filing or effectiveness of any registration statement for a period of up to 90 days after the date of a request for registration pursuant to this Section 2 if (i) at the time of such request the Corporation is engaged, or has fixed plans to engage within 60 days of the time of such request, in a firm commitment underwritten public offering of Primary Shares or (ii) the Corporation shall furnish to the Investors requesting such registration a certificate signed by the President of the Corporation stating that, in the good faith judgment of the Board of Directors of the Corporation, it would be seriously detrimental to the Corporation and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement (provided that the Corporation may not utilize the right set forth in this clause (ii) more than once in any twelve (12) month period);

            (c) with respect to any registration pursuant to this Section 2, the Corporation may include in such registration any Primary Shares or Other Shares; PROVIDED, HOWEVER, that if the managing underwriter advises the Corporation that the inclusion of all Registrable Shares, Primary Shares and Other Shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of the Registrable Shares proposed to be included in such registration, then the number of Registrable Shares, Primary Shares and Other Shares proposed to be included in such registration shall be included in the following order:

                  (i) FIRST, the Registrable Shares and 1994 Shares requested to be included in such registration PRO RATA, based upon the number of Restricted Shares (based upon Common Stock equivalents) owned at the time by each Investor and the number of 1994 Shares owned at the time by each holder of 1994 Shares;

                  (ii)  SECOND, the Primary Shares; and

                  (iii) THIRD, the Other Shares.

            (d) if a registration required pursuant to this Section 2 involves an underwritten offering, the underwriter or underwriters thereof shall be selected by the Corporation and shall be reasonably acceptable to the Requisite Holders.

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      SECTION 3. PIGGYBACK REGISTRATION. (a) If the Corporation at any time proposes for any reason to register Primary Shares or Other Shares under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto), it shall promptly give written notice to the Investors of its intention so to register the Primary Shares or Other Shares and, upon the written request, given within 30 days (20 days in the event the Corporation proposes to register Primary Shares or Other Shares on a shelf registration statement) after delivery of any such notice by the Corporation, of the Investors to include in such registration Registrable Shares (which request shall specify the number of Registrable Shares proposed to be included in such registration), the Corporation shall use its best efforts to cause all such Registrable Shares to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration; PROVIDED, HOWEVER, that if the managing underwriter advises the Corporation that the inclusion of all Registrable Shares or Other Shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of Primary Shares proposed to be registered by the Corporation, then the number of Primary Shares, Registrable Shares and Other Shares proposed to be included in such registration shall be included in the following order:

            (i)   FIRST, the Primary Shares; and

            (ii) SECOND, the Registrable Shares, 1994 Shares and Other Shares requested to be included in such registration PRO RATA, based upon the number of Restricted Shares (based upon Common Stock equivalents) owned at the time by each Investor and the number of Other Shares owned at the time by each holder of Other Shares.

            (b) If at any time after giving written notice pursuant to this
      Section 3 of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Corporation shall determine for any reason either not to register or to delay registration of such securities, the Corporation may, at its election, give written notice of such determination to the Investors and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registerable Securities, for the same period as the delay in registering such other securities.

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            (c) If a registration under this Section 3 involves an underwritten offering, the underwriter or underwriters and any additional investment bankers and managers to be used in connection with such registration shall be selected by the Corporation, and any Investor desiring to have Registrable Shares included in such registration shall be required to sign an underwriting agreement in customary form with such underwriter or underwriters.

      SECTION 4. HOLDBACK AGREEMENT. If the Corporation at any time shall register shares of Common Stock under the Securities Act (including any registration pursuant to Sections 2 or 3) for sale to the public, the Investors shall not sell publicly, make any short sale of, grant any option for the purchase of, or otherwise dispose publicly of, any Restricted Shares (other than those shares of Common Stock included in such registration pursuant to Sections 2 or 3) without the prior written consent of the Corporation for a period designated by the Corporation in writing to the Investors, which period shall not begin more than 10 days prior to the effectiveness of the registration statement pursuant to which such public offering shall be made and shall not last more than 90 days after the effective date of such registration statement; PROVIDED, HOWEVER, that such period shall not be any longer than the shortest such period applicable to Major Stockholder, any affiliate of Major Stockholder in such circumstances.

      SECTION 5. PREPARATION AND FILING. If and whenever the Corporation is under an obligation pursuant to the provisions of this Agreement to use its best efforts to effect the registration of any Registrable Shares, the Corporation shall, as expeditiously as practicable:

            (a) use its best efforts to cause a registration statement that registers such Registrable Shares to become and remain effective for a period of 180 days or until all of such Registrable Shares have been disposed of (if earlier);

            (b) furnish, at least five business days before filing a registration statement that registers such Registrable Shares, a prospectus relating thereto or any amendments or supplements relating to such a registration statement or prospectus, to one counsel selected by the Investors (the "Investors' Counsel"), copies of all such documents proposed to be filed (it being understood that such five-business-day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to the Investors' Counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances);

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            (c) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for at least a period of 180 days or until all of such Registrable Shares have been disposed of (if earlier) and to comply with the provisions of the Securities Act with respect to the sale or other disposition of such Registrable Shares;

            (d) notify in writing the Investors' Counsel promptly (i) of the receipt by the Corporation of any notification with respect to any comments by the Commission with respect to such registration statement or prospectus or any amendment or supplement thereto or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (ii) of the receipt by the Corporation of any notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose and (iii) of the receipt by the Corporation of any notification with respect to the suspension of the qualification of such Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

            (e) use its best efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as the Investors reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable the Investors to consummate the disposition in such jurisdictions of the Registrable Shares owned by the Investors; PROVIDED, HOWEVER, that the Corporation will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this paragraph (e);

            (f) furnish to the Investors such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Investors may reasonably request in order to facilitate the public sale or other disposition of such Registrable Shares;

            (g) use its best efforts to cause such Registrable Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by

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      virtue of the business and operations of the Corporation to enable the Investors to consummate the disposition of such Registrable Shares;

            (h) notify the Investors on a timely basis at any time when a prospectus relating to such Registrable Shares is required to be delivered under the Securities Act within the appropriate period mentioned in subparagraph (a) of this Section 5, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of the Investors (subject to delay rights under Section 2(b)), prepare and furnish to the Investors a reasonable number of copies of a supplement to or amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

            (i) make available for inspection by the Investors, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by the Investors or any underwriter (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Corporation (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Corporation's officers, directors and employees to supply all information (together with the Records, the "Information") reasonably requested by any such Inspector in connection with such registration statement. Any of the Information which the Corporation determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (i) (subject to delay rights under Section 2(b)) the disclosure of such Information is necessary to avoid or correct a material misstatement or omission in the registration statement, (ii) the release of such Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) such Information has been made generally available to the public. The Investors agree that they will, upon learning that disclosure of such Information is sought in a court of competent jurisdiction, give notice to the Corporation and

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      allow the Corporation, at the Corporation's expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential. If there is a reasonable likelihood, in the judgment of the Corporation (based on written advice of counsel), that compliance with the provisions of this subsection (i) could result in the loss of any attorney-client privilege related to the Records, the Corporation will not be required to comply with such provisions to the extent necessary to avoid the loss of such privilege; PROVIDED, HOWEVER, that if the Corporation chooses not to comply with such provisions under the foregoing circumstance then each of the Investors participating in such registration shall have the right to withdraw from such registration, such registration shall not be counted toward any limitation contained in Section 2 with respect to the number of registrations permitted to be requested and the Corporation shall pay or reimburse the Investors on demand for all fees and expenses incurred by them in connection with such registration.

            (j) use its best efforts to obtain from its independent certified public accountants "cold comfort" letters in customary form and at customary times and covering matters of the type customarily covered by cold comfort letters;

            (k) use its best efforts to obtain from its counsel an opinion or opinions in customary form;

            (l) provide a transfer agent and registrar (which may be the same entity and which may be the Corporation) for such Registrable Shares;

            (m) issue to any underwriter to which the Investors may sell shares in such offering certificates evidencing such Registrable Shares;

            (n) list such Registrable Shares on any national securities exchange on which any shares of the Common Stock are listed or, if the Common Stock is not listed on a national securities exchange, use its best efforts to qualify such Registrable Shares for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc. (the "NASD") or, at the Corporation's option, a national securities exchange;

            (o) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make available to its securityholders, as soon as reasonably practicable, earnings statements (which need not be audited) covering a period of 12 months beginning within three months

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      after the effective date of the registration statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act; and

            (p) use its best efforts to take all other steps necessary to effect the registration of such Registrable Shares contemplated hereby.

      Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Corporation of the occurrence of any event of the kind described in subsection (h) of this Section 5, such holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by subsection (h) of this Section 5 and, if so directed by the Corporation, will deliver to the Corporation (at the Corporation's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable Securities currently at the time of receipt of such notice.

      SECTION 6. EXPENSES. All expenses incurred by the Corporation in complying with Section 5, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), fees and expenses of complying with securities and blue sky laws, printing expenses, fees and expenses of the Corporation's counsel and accountants and fees and expenses of one counsel for the Investors shall be paid by the Corporation; PROVIDED, HOWEVER, that all underwriting discounts and selling commissions applicable to the Registrable Shares shall not be borne by the Corporation but shall be borne by the Investors in proportion to the number of Registrable Shares sold by each of them.

      SECTION 7. INDEMNIFICATION. In connection with any registration of any Registrable Shares under the Securities Act, the Corporation shall indemnify and hold harmless the holders of Registrable Shares, each underwriter, broker or any other person acting on behalf of the holders of Registrable Shares and each other person, if any, who controls any of the foregoing persons within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the registration statement under which such

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Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by the Corporation of the Securities Act or state securities or blue sky laws applicable to the Corporation and relating to action or inaction required of the Corporation in connection with such registration or qualification under such state securities or blue sky laws; and shall reimburse the holders of Registrable Shares, such underwriter, such broker or such other person acting on behalf of the holders of Registrable Shares and each such controlling person on demand for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Corporation shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, preliminary prospectus, final prospectus, amendment, supplement or document incident to registration or qualification of any Registrable Shares in reliance upon and in conformity with written information furnished to the Corporation by the holders of Registrable Shares or underwriter specifically for use in the preparation thereof.

      In connection with any registration of Registrable Shares under the Securities Act pursuant to this Agreement, each holder of Registrable Shares shall severally indemnify and hold harmless (in the same manner and to the same extent as set forth in the preceding paragraph of this Section 7) the Corporation, each director of the Corporation, each officer of the Corporation who shall sign such registration statement, each underwriter, broker or other person acting on behalf of the Corporation or the holders of Registrable Shares, each holder of Registrable Shares and each person who controls any of the foregoing persons within the meaning of the Securities Act with respect to any statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Corporation or such underwriter by the holders of Registrable Shares specifically for use in connection with the

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preparation of such registration statement, preliminary prospectus, final prospectus, amendment, supplement or document; PROVIDED, HOWEVER, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each seller of Registrable Shares, to an amount equal to the net proceeds actually received by such Seller from the sale of Registrable Shares effected pursuant to such registration.

      Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 7, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; PROVIDED, HOWEVER, that if any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 7, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party with respect to such additional or conflicting legal or equitable defenses or such matters and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for that portion of the reasonable fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity agreement provided in this Section 7.

      If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim,

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damage, liability or action as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      SECTION 8. UNDERWRITING AGREEMENT. To the extent that the Investors shall enter into an underwriting or similar agreement, which agreement contains provisions customary in scope and form covering one or more issues addressed in Sections 4, 5, 6 and 7, the provisions contained in such underwriting agreement shall control as to the party or parties so entering into such underwriting agreement.

      SECTION 9. INFORMATION BY HOLDER. Each of the Investors shall furnish to the Corporation such written information regarding the Investors and the distribution proposed by the Investors as the Corporation may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

      SECTION 10. EXCHANGE ACT COMPLIANCE; RULE 144 AND RULE 144A. (a) From such date as a registration statement filed by the Corporation pursuant to the Exchange Act relating to any class of the Corporation's securities shall have become effective, the Corporation shall comply with all of the reporting requirements of the Exchange Act (whether or not it shall be required by the terms of such Act to do so) to the extent necessary to enable the Investors to avail themselves of the benefits of Rule 144 or Rule 144A under the Securities Act or any successor rules or regulations.

      (b) With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit the resale of the Restricted Shares without registration, the Corporation will:

            (i) at all times after 90 days after any registration statement covering a public offering of securities of the Corporation under the Securities Act shall have become effective:

                  (A) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;


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                  (B) use its best efforts to file with the Commission in a
            timely manner all reports and other documents required of the Corporation under the Securities Act and the Exchange Act; and

                  (C) furnish to each holder of Restricted Shares forthwith upon request a written statement by the Corporation as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Corporation, and such other reports and documents so filed by the Corporation as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Restricted Shares without registration; and

                  (ii) at any time, at the request of the holder of Restricted
            Shares, make available to such holder and to any prospective transferee of such Restricted Shares the information concerning the Corporation described in Rule 144A(d)(4) under the Securities Act.

      SECTION 11. NO CONFLICT OF RIGHTS. The Corporation represents and warrants to the Investors that any and all of the registration rights granted to any Person, other than the registration rights granted to the Investors hereby, as of the date hereof, are listed on Schedule II hereto. The Corporation shall not, after the date hereof, grant any registration rights which conflict with or impair the registration rights granted to the Investors hereby.

      SECTION 12. TERMINATION. This Agreement shall terminate and be of no further force or effect when there shall not be any Registrable Shares and all the shares of Common Stock which would be received upon exercise, exchange or conversion of any security included in Restricted Shares would not be Registrable Shares.

      SECTION 13. SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the Corporation and the Investors, and subject to Section 14, the respective successors and assigns of the Corporation and the Investors.

      SECTION 14. ASSIGNMENT. Each Investor may assign its rights hereunder to any purchaser or transferee of Restricted Shares; PROVIDED, HOWEVER, that such purchaser or transferee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as the seller or transferor hereunder whereupon such purchaser or transferee shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement.

      SECTION 15. ENTIRE AGREEMENT. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and all prior and contemporaneous arrangements or understandings with respect to the subject matter hereof.

      SECTION 16. NOTICES. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

            (i)   if to the Corporation, to:

                  Cornell Corrections, Inc.
                  1700 West Loop South
                  Suite 1500
                  Houston, Texas 77027
                  Attention: Mr. Steven Logan
                  Telecopier: 713/623-2853


            (ii) if to the Investors, to their respective addresses set forth on Schedule I hereto.

All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery or delivery by telecopy, on the date of such delivery, (b) in the case of dispatch by nationally-recognized overnight courier, on the next business day following such dispatch and (c) in the case of mailing, on the third business day after the posting thereof.

      SECTION 17. MODIFICATIONS; AMENDMENTS; WAIVERS. The terms and provisions of this Agreement may not be modified or amended, nor may any provision be waived, except pursuant to a writing signed by the Corporation and the Requisite Holders.

      SECTION 18. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

      SECTION 19. HEADINGS. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

      SECTION 20.  GOVERNING LAW.  This Agreement shall be
governed by and construed in accordance with the laws of the State of New York (without giving effect to principles of conflicts of laws).

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.


                                        CORNELL CORRECTIONS, INC.



                                        By: /s/ JOHN HENDRIX
                                            Name: John Hendrix
                                            Title: CFO



                                        ING (U.S.) CAPITAL LLC



                                        By: /s/ DAVID BALESTRERY
                                            Name: David Balestrery
                                            Title:

                                  SCHEDULE I

                                   INVESTORS


Internationale Nederlanden (U.S.) Capital LLC
135 E. 57th Street
New York, New York 10022-2101
Attention:    Merchant Banking Group New York
              Mr. David Scopelliti
              Mr. David Balestrery
Telecopier:  (212) 593-3362

                                  SCHEDULE II
                      [List of Other Registration Rights]

      Registration Rights Agreement dated as of March 31, 1994, as amended, by and among Cornell Corrections, Inc. (formerly Cornell
Cox, Inc.), the Investors (as defined therein), David Cornell and
Internationale Nederlanden (U.S.) Capital Corporation.